Exhibit 99.3

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The tables below set forth summary condensed consolidated financial information for each of the Company and Sabadell United as well as unaudited pro forma combined condensed consolidated financial information for the Company and Sabadell United reflecting the Acquisition. Except as otherwise noted in the footnotes to the table, (i) the financial information included under the “Company Historical” column is derived from the unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2017 and the audited consolidated financial statements of the Company as of and for the year ended December 31, 2016, and (ii) the financial information included under the “Sabadell United Historical” column is derived from the unaudited consolidated financial statements of Sabadell United as of and for the six months ended June 30, 2017 and the audited consolidated financial statements of Sabadell United as of and for the year ended December 31, 2016.

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, adjusted from the Company's unaudited consolidated financial statements as of and for the six months ended June 30, 2017 and the Company's audited consolidated financial statements as of and for the year ended December 31, 2016 to give effect to the Acquisition, the estimated purchase accounting adjustments resulting from the Acquisition and the consideration paid for the Acquisition.

The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2017 in the table below is presented as if the Acquisition occurred on June 30, 2017. The unaudited pro forma combined condensed consolidated income statement for the six months ended June 30, 2017 is presented as if the Acquisition occurred on January 1, 2017. The unaudited pro forma combined condensed consolidated income statement for the year ended December 31, 2016 is presented as if the Acquisition occurred on January 1, 2016. You should read such information in conjunction with the Company's Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2017, the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2016, Sabadell United's unaudited consolidated interim financial statements as of and for the six months ended June 30, 2017 and Sabadell United's audited consolidated financial statements as of and for the year ended December 31, 2016, as well as the accompanying Notes to Summary Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entities, which could differ materially from those shown in this information.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

	As of June 30, 2017
(In thousands, except shares outstanding and per share data)	Company Historical	Sabadell United Historical	Adjustments(1)	Notes	Pro Forma
Total assets	$21,790,727	$5,730,514	$(424,105)	(a)	$27,097,136
Cash and cash equivalents	469,360	348,867	(809,159)	(b)	9,068
Investment securities	4,093,816	1,016,940	(7,280)	(c)	5,103,476
Loans, net of unearned income and allowance for loan losses	15,409,791	4,072,349	1,026	(d)	19,483,166
Goodwill and other intangible assets, net	757,025	87,765	447,008	(e)	1,291,798
Deposits	16,853,116	4,359,426	2,467	(f)	21,215,009
Borrowings	1,251,178	670,973	—		1,922,151
Shareholders' equity	3,503,242	645,759	(429,890)	(g)	3,719,111
Total shares outstanding	51,014,880	1,565,091	1,045,213	(h)	53,625,184
Book value per common share	$66.08	$412.60	N/M		$66.89

(1)	Adjustments are described in Part C of Note 1 (Adjustments and Pro Forma Financial Information - Pro Forma Adjustments).
N/M = not meaningful

Unaudited Pro Forma Combined Condensed Consolidated Income Statement

	For the Six Months Ended June 30, 2017
(Dollars in thousands, except per share data)	Company Historical	Sabadell United Historical	Adjustments (1)	Notes	Pro Forma	Notes
Interest and dividend income	$397,108	$97,404	$14,904	(i)	$509,416
Interest expense	40,647	13,972	(1,221)	(j)	53,398
Net interest income	356,461	83,432	16,125		456,018
Provision for/(Reversal of) loan losses	18,204	(5,100)	5,510	(k)	18,614
Net interest income after provision for loan losses	338,257	88,532	10,615		437,404
Non-interest income	103,312	6,537	—		109,849
Non-interest expense	288,526	47,712	9,551	(l)	345,789
Income before income tax expense	153,043	47,357	1,064		201,464
Income tax expense	50,552	18,314	411	(m)	69,277
Net income	102,491	29,043	653		132,187
Preferred stock dividends	(4,548)	—	—		(4,548)
Net income available to common shareholders	$97,943	$29,043	$653		$127,639
Earnings per common share-basic	$2.01	(2)			$2.38	(g)
Earnings per common share-diluted	1.99	(2)			2.37	(g)
Cash dividends declared per common share	0.72	N/A			0.72	(g)

(1)	Adjustments are described in Part C of Note 1 (Adjustments and Pro Forma Financial Information - Pro Forma Adjustments).

(2)	As of June 30, 2017, Sabadell United was not a public company; therefore, it would not be meaningful to present historical basic and diluted earnings per common share.
N/A = not applicable

Unaudited Pro Forma Combined Condensed Consolidated Income Statement

	For the Year Ended December 31, 2016
(Dollars in thousands, except per share data)	Company Historical	Sabadell United Historical	Adjustments (1)	Notes	Pro Forma	Notes
Interest and dividend income	$716,939	$181,410	$32,702	(i)	$931,051
Interest expense	67,701	22,361	(1,956)	(j)	88,106
Net interest income	649,238	159,049	34,658		842,945
Provision for/(Reversal of) loan losses	44,424	(2,350)	5,889	(k)	47,963
Net interest income after provision for loan losses	604,814	161,399	28,769		794,982
Non-interest income	233,821	21,201	—		255,022
Non-interest expense	566,665	103,425	13,633	(l)	683,723
Income before income tax expense	271,970	79,175	15,136		366,281
Income tax expense	85,193	30,669	5,842	(m)	121,704
Net income	186,777	48,506	9,294		244,577
Preferred stock dividends	(7,977)	—	—		(7,977)
Net income available to common shareholders	$178,800	$48,506	$9,294		$236,600
Earnings per common share-basic	$4.32	(2)			$4.72	(g)
Earnings per common share-diluted	4.30	(2)			4.71	(g)
Cash dividends declared per common share	1.40	N/A			1.40	(g)

(1)	Adjustments are described in Part C of Note 1 (Adjustments and Pro Forma Financial Information - Pro Forma Adjustments).

(2)	As of December 31, 2016, Sabadell United was not a public company; therefore, it would not be meaningful to present historical basic and diluted earnings per common share.
N/A = not applicable

Notes to Summary Unaudited Pro Forma Combined Condensed Consolidated Financial Information

Note 1. Adjustments and Pro Forma Financial Information

A. Basis of Presentation
The unaudited pro forma combined condensed consolidated financial information and explanatory notes have been prepared to illustrate the effects of the Acquisition of Sabadell United with and into IBERIABANK under the acquisition method of accounting with the Company treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of Sabadell United, as of the effective date of the Acquisition, will be recorded by the Company at their respective fair values and the excess of the consideration over the fair value of Sabadell United’s net assets will be allocated to goodwill.
The Acquisition, which closed on July 31, 2017, provided for Banco Sabadell to receive 2,610,304 shares of the Company's common stock and $809.2 million in cash. The cash consideration was financed through two public common stock offerings, completed on December 7, 2016 and March 7, 2017, and, to a lesser extent, short-term borrowings. Based on the Company's closing stock price on July 31, 2017, the value of aggregate consideration was approximately $1.0 billion, or 1.8 times Sabadell United's tangible book value and a 13% core deposit premium.

B. Purchase Price Allocation
The pro forma adjustments include the estimated purchase accounting entries to record the Acquisition under the acquisition method of accounting for business combinations. The excess of the purchase price over the fair value of net assets acquired, net of deferred taxes, is allocated to goodwill. The Acquisition will be disregarded for income tax purposes, and Sabadell United’s tax basis will carry over and become that of the Company’s. Estimated fair value adjustments included in the pro forma financial statements are based upon currently available information and certain assumptions considered reasonable, and may be revised as additional information becomes available and the purchase accounting adjustments are finalized.
The purchase price allocation is as follows:

(Dollars in thousands)	Number of Shares	Amount
Equity consideration
Common stock issued	2,610,304	$211,043
Total equity consideration		211,043
Non-Equity consideration
Cash		809,159
Total consideration paid		1,020,202
Fair value of net assets acquired including identifiable intangible assets		581,439
Goodwill		$438,763

The following table presents the Sabadell United net assets at fair value based on preliminary purchase price allocation estimates:

(Dollars in thousands)	Sabadell United Net Assets At Fair Value
Assets
Cash and cash equivalents	$348,867
Investment securities	1,009,660
Loans, net of unearned income	4,073,375
FDIC indemnification asset	11,113
Core deposit intangible and other intangible assets	96,010
Deferred tax asset, net	42,802
Other assets	94,978
Total assets acquired	$5,676,805
Liabilities
Deposits	$4,361,893
Borrowings	670,973
Other liabilities	62,500
Total liabilities assumed	$5,095,366
Fair value of net assets acquired including identifiable intangible assets	$581,439
The Company has considered multiple factors in arriving at the estimated fair values, which were based on a preliminary review of the assets acquired and liabilities assumed of Sabadell United and are subject to change. Generally accepted accounting principles in the United States require the purchase price allocation to be determined as of the date of the Acquisition, and also permit adjustments to the purchase price allocation for Sabadell United during the measurement period, which may be up to one year from the date of the Acquisition. Therefore, the final fair value amounts recorded for the assets and liabilities of Sabadell United as of the actual date of the Acquisition may differ materially from the information presented in the pro forma financial information.

C. Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information and present the effect of the Acquisition. All taxable adjustments were calculated using a 38.6% tax rate to arrive at income tax expense or deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.
(a) The following table presents the pro forma adjustments to total assets.

(Dollars in thousands)
Pro Forma Adjustments - Total Assets
Cash consideration paid	$(809,159)
Investment securities	(7,280)
Loans, net of unearned income and allowance for loans losses	1,026
FDIC indemnification asset	(43,947)
Goodwill	362,160
Core deposit and other intangible assets	84,848
Deferred tax asset, net	(7,722)
Other assets	(4,031)
Total asset adjustments	$(424,105)
(b) Adjustments to cash and cash equivalents reflect cash consideration of $809.2 million paid to purchase Sabadell United. Amount includes $796.0 million paid in cash and $13.2 million of transaction expenses incurred by Sabadell United paid by the Company.
(c) Adjustment to securities to reflect estimated fair value of acquired investment securities.
(d) Adjustments to loans, net of unearned income, are presented in the table below:

	Purchase Accounting
(Dollars in thousands)	Removal from Sabadell United Historical	Fair Value Adjustments	Total Net Impact
Loans, net of unearned income and allowance for loan losses
Removal of allowance for loan losses	$41,339	$—	$41,339
Loan discount(1)	90,001	(130,314)	(40,313)
Net Impact	$131,340	$(130,314)	$1,026
(1)    Loan discount includes removal of loan premiums or discounts and any deferred loan fees or costs.
The estimated fair value adjustments to acquired loans consist of $50.1 million for expected credit losses and $80.2 million for current interest rates and liquidity. Total net impact also includes the elimination of Sabadell United’s existing allowance for loan losses. Purchased loans in a business combination are recorded at estimated fair value on the purchase date and the carryover of the related allowance for loan losses is prohibited.
(e) Adjustments to goodwill to eliminate Sabadell United goodwill of $76.6 million at June 30, 2017 and record estimated goodwill associated with the Acquisition of $438.8 million. Adjustments to other intangible assets to eliminate Sabadell United’s core deposit and other intangible assets of $11.2 million at June 30, 2017 and record estimated core deposit and other intangible assets associated with the Acquisition of $96.0 million. Core deposit and other intangible assets are amortized using an accelerated method with a weighted average life of seven years. Goodwill is not subject to amortization.

(f) Adjustment to deposits to reflect estimated fair value of acquired time deposits.
(g) Adjustments to eliminate Sabadell United’s shareholders' equity balance of $645.8 million and record the issuance of 2.6 million shares of the Company’s common stock to Banco Sabadell in the Acquisition, using a price per share of $80.85, which represents the closing share price of the Company's common stock on July 31, 2017.
(h) Adjustments to the shares of the Company's common stock outstanding to eliminate Sabadell United’s common stock and to record the number of shares of common stock issued in the Acquisition.
(i) Net adjustments to interest income are presented in the tables below:

	For the Six Months Ended June 30, 2017
	Purchase Accounting
(Dollars in thousands)	Removal from Sabadell United Historical	Adjustments Resulting from Acquisition	Total Net Impact
Interest Income
Securities - amortization/accretion of discounts/premiums	$3,714	$1,165	$4,879
Loans - amortization/accretion of discounts/premiums	(8,336)	18,377	10,041
FDIC indemnification asset - amortization	4,575	—	4,575
Other adjustments	(1,205)	(3,386)	(4,591)
Net Impact	$(1,252)	$16,156	$14,904

	For the Year Ended December 31, 2016
	Purchase Accounting
(Dollars in thousands)	Removal from Sabadell United Historical	Adjustments Resulting from Acquisition	Total Net Impact
Interest Income
Securities - amortization/accretion of discounts/premiums	$9,207	$3,328	$12,535
Loans - amortization/accretion of discounts/premiums	(26,744)	36,753	10,009
FDIC indemnification asset - amortization	15,309	—	15,309
Other adjustments	(1,876)	(3,275)	(5,151)
Net Impact	$(4,104)	$36,806	$32,702
Adjustments to securities are made to reflect the estimated fair value of acquired investment securities. An estimated average life of 54 months was used to reflect the accretion of loan discounts from the interest rate fair value adjustment while assuming no changes in credit quality or prepayment speeds occurred during the pro forma income statement period. Adjustments were made to interest income to eliminate Sabadell United’s amortization of its FDIC indemnification asset. Additionally, other adjustments were made to interest income on interest bearing deposits at other banks (at 44 bps and 45 bps for the six months ended June 30, 2017 and for the year ended December 31, 2016, respectively) for the cash consideration of $809.2 million used to purchase Sabadell United and to reduce its dividends on the Federal Reserve Bank stock to the statutorily required yield for banks greater than $10 billion.
(j) Net adjustments to decrease interest expense of $1.2 million and $2.0 million for the six months ended June 30, 2017 and for the year ended December 31, 2016, respectively, to record estimated amortization of premiums and accretion of discounts on acquired deposits of Sabadell United.
(k) Net adjustments to provision for loan losses of $5.5 million for the six months ended June 30, 2017, and $5.9 million for the year ended December 31, 2016, to eliminate the reversal of the loan losses and to account for the provision for loan losses on new loans originated during the periods presented.

(l) Net adjustments to non-interest expense are presented in the table below:

	For the Six Months Ended June 30, 2017
	Purchase Accounting
(Dollars in thousands)	Removal from Sabadell United Historical	Adjustments Resulting from Acquisition	Total Net Impact
Non-interest expense
Benefit from release of reserve for unfunded lending commitments	$3,100	$—	$3,100
Core deposit and other intangible asset amortization	(2,002)	8,608	6,606
FDIC indemnification expense	(548)	—	(548)
FDIC insurance and other regulatory assessments	(996)	2,760	1,764
Other adjustments	(1,365)	(6)	(1,371)
Net Impact	$(1,811)	$11,362	$9,551

	For the Year Ended December 31, 2016
	Purchase Accounting
(Dollars in thousands)	Removal from Sabadell United Historical	Adjustments Resulting from Acquisition	Total Net Impact
Non-interest expense
Benefit from release of reserve for unfunded lending commitments	$800	$—	$800
Core deposit and other intangible asset amortization	(4,032)	17,724	13,692
FDIC indemnification expense	(46)	—	(46)
FDIC insurance and other regulatory assessments	(4,293)	5,110	817
Other adjustments	(1,620)	(10)	(1,630)
Net Impact	$(9,191)	$22,824	$13,633

(m) Adjustment to income tax expense to record the income tax effect of pro forma adjustments at the estimated statutory tax rate of 38.6% for the six months ended June 30, 2017 and for the year ended December 31, 2016.

D. Estimated Cost Savings and Acquisition Integration Costs
The Company expects to realize cost savings following the Acquisition which are excluded from this pro forma analysis.

Acquisition- and integration-related costs are not included in the Unaudited Pro Forma Combined Condensed Consolidated Income Statements since such costs are recorded in the combined results of income as they are incurred prior to, or after completion of, the Acquisition and are not indicative of what the historical results of the combined company would have been had the banks been actually combined during the periods presented. Acquisition- and integration-related costs are estimated to be $51.5 million pre-tax and include contract termination costs associated with information technology and other operating contracts, restructuring costs associated with severance and retention, and conversion costs. Contractual costs as of the date of the Acquisition were $10.6 million and include transaction advisory fees and legal costs.